Exhibit 99.1

REGENXBIO Announces Pricing of Public Offering of Common Stock

ROCKVILLE, Md., March 21, 2017 — REGENXBIO Inc. (Nasdaq:RGNX), a leading clinical-stage biotechnology company seeking to improve lives through the curative potential of gene therapy based on its proprietary NAV® Technology Platform, today announced the pricing of an underwritten public offering of 3,700,000 shares of its common stock at the price of $20.50 per share before underwriting discounts and commissions. The gross proceeds to REGENXBIO from the offering, before deducting the underwriting discounts and commissions and other offering expenses payable by REGENXBIO, are expected to be approximately $75.85 million. This offering is expected to close on March 27, 2017, subject to customary closing conditions. Additionally, REGENXBIO has granted the underwriters a 30-day option to purchase an additional 555,000 shares of common stock at the public offering price, less underwriting discounts and commissions.

Morgan Stanley, BofA Merrill Lynch and Piper Jaffray & Co. are acting as joint book-running managers. Chardan Capital Markets, LLC is acting as co-manager of the offering.

The securities described above are being offered by REGENXBIO pursuant to a shelf registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission (the “SEC”) on January 6, 2017. A preliminary prospectus supplement relating to and describing the terms of the offering was filed with the SEC and is available on the SEC’s web site at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from: Morgan Stanley at Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY, 10014; or BofA Merrill Lynch at NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attention: Prospectus Department or by email at dg.prospectus_requests@baml.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the applicable securities laws of such state or jurisdiction.

About REGENXBIO

REGENXBIO is a leading clinical-stage biotechnology company seeking to improve lives through the curative potential of gene therapy. REGENXBIO’s NAV® Technology Platform, a proprietary adeno-associated virus (AAV) gene delivery platform, consists of exclusive rights to more than 100 novel AAV vectors, including AAV7, AAV8, AAV9 and AAVrh10. REGENXBIO and its third-party NAV Technology Platform Licensees are applying the NAV Technology Platform in the development of a broad pipeline of product candidates in multiple therapeutic areas.

Forward-Looking Statements

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, REGENXBIO’s offering of its common stock. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could cause actual results to differ materially from those projected by such forward-looking statements. All of REGENXBIO’s development timelines could be subject to adjustment depending on recruitment rate, regulatory agency review and other factors that could delay the initiation and completion of clinical trials. Meaningful factors which could cause actual results to differ include, but are not limited to, the timing of enrollment, commencement and completion of REGENXBIO’s clinical trials; the timing and success of preclinical studies and clinical trials conducted by REGENXBIO and its development partners; the ability to obtain and maintain regulatory approval of REGENXBIO’s product candidates, and the labeling for any approved products; the scope, progress, expansion, and costs of developing and commercializing REGENXBIO’s product candidates; REGENXBIO’s ability to obtain and maintain intellectual property protection for REGENXBIO’s product candidates and technology; REGENXBIO’s growth strategies; REGENXBIO’s competition; trends and challenges in REGENXBIO’s business and the markets in which REGENXBIO operates; REGENXBIO’s ability to attract or retain key personnel; the size and growth of the potential markets for REGENXBIO’s product candidates and the ability to serve those markets; the rate and degree of market acceptance of any of REGENXBIO’s product candidates; REGENXBIO’s ability to establish and maintain development partnerships; REGENXBIO’s expenses and revenue; regulatory developments in the United States and foreign countries; the sufficiency of REGENXBIO’s cash resources and needs for additional financing; and other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of

Financial Condition and Results of Operations” sections of REGENXBIO’s Annual Report on Form 10-K for the year ended December 31, 2016. In addition to the risks described above and in REGENXBIO’s filings with the SEC, other unknown or unpredictable factors also could affect REGENXBIO’s results. There can be no assurance that the actual results or developments anticipated by REGENXBIO will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, REGENXBIO. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. REGENXBIO cautions investors not to rely too heavily on the forward-looking statements REGENXBIO makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). REGENXBIO undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investors

Heather Savelle, 646-395-3734

heather@argotpartners.com

Media

Laura Bagby, 312-448-8098

lbagby@6degreespr.com